EXHIBIT 99.1

Contact:    Marissa Vidaurri
Head of Investor Relations
(512) 683-5215

NI Reports Second Quarter Revenue of $301 Million
Company to host virtual investor conference August 4

Q2 2020 Summary

•	Revenue of $301 million, down 10 percent year over year and down 8 percent year over year on an organic basis

•	GAAP gross margin of 71 percent

•	Non-GAAP gross margin of 74 percent

•	Fully diluted GAAP EPS of $0.08 and fully diluted non-GAAP EPS of $0.26

•	GAAP net income of $11 million and non-GAAP net income of $34 million

•	EBITDA of $33 million for second quarter

•	Cash and short-term investments of $608 million as of June 30, 2020, a significant portion of which was used to fund the OptimalPlus acquisition on July 2, 2020

H1 2020 Summary

•	Revenue of $611 million, down 5 percent, and down 3 percent on an organic basis, as compared to the first six months of 2019

•	GAAP net income of $144 million, which includes $123 million gain, net of tax, related to AWR divestment

•	Non-GAAP net income of $68 million

AUSTIN, Texas - Jul. 30, 2020 - National Instruments (Nasdaq: NATI) today announced Q2 2020 revenue of $301 million, down 10 percent year over year and down 3 percent sequentially. Organic revenue, which we define as GAAP revenue excluding the impact of acquisitions and divestitures completed within the past twelve months, declined 8 percent year over year.

In Q2 2020 the value of the company's organic orders, which we define as the value of the company's orders excluding the impact of acquisitions and divestitures noted above, was down 6 percent year over year; organic orders over $20,000 were up 4 percent year over year; and organic orders under $20,000 were down 21 percent year over year. For Q2, on an organic order basis, the Americas region had year over year order growth of 1 percent, EMEA orders were down 23 percent, and in APAC orders were flat during the quarter. We previously included order value and net sales attributable to our operations in India within the EMEA region. In the second quarter of 2020, we began including these amounts within the APAC geographic region, to reflect recent changes within our organizational structure. India represents approximately 2 percent of our total orders.

Geographic revenue in U.S. dollar terms for Q2 2020 compared with Q2 2019 was down 6 percent in the Americas, down 7 percent in APAC and down 19 percent in EMEA. Excluding the impact of foreign currency exchange, revenue was down 5 percent in the Americas, down 4 percent in APAC and down 17 percent in EMEA. Historical revenue from these three regions can be found on NI’s investor website at www.ni.com/nati.

In Q2, GAAP gross margin was 71 percent and non-GAAP gross margin was 74 percent. Total GAAP operating expenses were $199 million, down 9 percent year over year. Total non-GAAP operating expenses were down 11 percent year over year at $181 million. GAAP operating margin was 5 percent in Q2, with GAAP operating income of $16 million. Non-GAAP operating margin was 14 percent in Q2, with non-GAAP operating income of $44 million.

GAAP net income for Q2 was $11 million, with fully diluted earnings per share (EPS) of $0.08, and non-GAAP net income was $34 million, with non-GAAP fully diluted EPS of $0.26, at the midpoint of our guidance. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $33 million for Q2.

For the first half of 2020, revenue was $611 million, down 5 percent year over year and on an organic basis, revenue was down 3 percent year over year. The value of the company's first half 2020 total organic orders was also down 3 percent year over year.

"I am proud of the ability of our employees to adapt as the COVID-19 pandemic continues globally. We delivered results within expectations shared June 9, 2020 and our operational continuity ensured we were able to meet customer demand," said Eric Starkloff, NI CEO. "The core strengths of NI are clear - our broad customer base, diversity of business, and the value our customers see in our software-connected systems. I believe we are in a stronger position strategically as compared to past industrial recessions with a focus on the parts of the market where our customers continue to invest."

"Although economic uncertainty remains, I am confident in our strategy and ability to maintain stability in the short-term while staying focused on our long-term growth ambitions," said Karen Rapp, NI CFO. "We will continue to be diligent in managing expenses through the second half of 2020. We believe our strong balance sheet and cash position provides us the capability to keep our capital allocation priorities unchanged as we stay committed to shareholder value."

As of June 30, 2020, NI had $608 million in cash and short-term investments. During the second quarter of 2020, NI amended and restated its credit agreement to provide for an initial credit facility of $145 million, with the potential to request, subject to the terms and conditions of the credit agreement, including obtaining commitments from existing lenders or new lenders, additional term loan or revolving commitments of up to $105 million in the aggregate. During the second quarter, NI paid $34 million in dividends and repurchased approximately 500,000 shares of our common stock at an average price of $34.08 per share. The NI Board of Directors approved a quarterly dividend of $0.26 per share payable on September 8, 2020, to stockholders of record on August 17, 2020.
The company’s non-GAAP results exclude, as applicable, the impact of purchase accounting adjustments, stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, tax effects related to businesses held for sale, gain on sale of businesses, and capitalization and amortization of internally developed software costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

Guidance
NI currently expects Q3 GAAP revenue to be in the range of $283 million to $323 million and Q3 non-GAAP revenue, which adjusts for the impact of purchase price accounting related to OptimalPlus, to be in the range of $285 million to $325 million. The company currently expects that GAAP fully diluted EPS will be in the range of -$0.09 to $0.05 for Q3, with non-GAAP fully diluted EPS expected to be in the range of $0.14 to $0.28.

Virtual NATI Investor Conference
The NI leadership team will host a "virtual" investor conference on Tuesday, August 4 at 9:00 a.m. Attendees will hear more about our long-term strategy for growth, value of our software-connected systems, industry focus, and our financial model. To register, please visit ni.com/nati.

Conference Call Information
Interested parties can listen to the Q2 2020 earnings conference call with NI management today, July 30, at 4:00 p.m. CT at ni.com/call or by dialing 855-212-2361 and entering confirmation code 3473967 ten minutes prior to the call start time. Replay information is available by calling (855) 859-2056 and entering confirmation code 3473967, shortly after the call through August 2 at 10:00 p.m. CT or by visiting the company’s website at ni.com/call.

Non-GAAP Presentation
In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its revenue, gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three and six months ended June 30, 2020 and 2019, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider purchase accounting adjustments, stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, tax effects related to businesses held for sale, gain on sale of businesses, and capitalization and amortization of internally developed software costs in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release discloses the company’s EBITDA for the three and six months ended June 30, 2020 and 2019. The company believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release. This news release also discloses the year-over-year change in the company's organic revenue for the three and six months ended June 30, 2020. The company believes that including its year-over-year change in organic revenue assists investors in assessing the company's operational performance. A reconciliation of its year-over-year change in organic revenue to its year-over-year change in GAAP revenue is included with this news release.

Forward-Looking Statements
This release contains "forward-looking statements" including statements regarding compared to the 2009 economic downturn, I believe we are in a stronger position strategically as compared to past industrial recessions with a focus on the parts of the market where our customers continue to invest; although economic uncertainty remains, I am confident in our strategy and ability to maintain stability in the short-term while staying focused on our long-term growth ambitions; we will continue to be diligent in managing expenses through the second half of 2020; we believe our strong balance sheet and cash position provides us the capability to keep our capital allocation priorities unchanged as we stay committed to shareholder value; expecting Q3 GAAP revenue to be in the range of $283 million to $323 million, expecting Q3 non-GAAP revenue to be in the range of $285 million to $325 million, and expecting that GAAP fully diluted EPS will be in the range of -$0.09 to $0.05 for Q3, with non-GAAP fully diluted EPS expected to be in the range of $0.14 to $0.28; and guidance regarding Q3 organic (non-GAAP) revenue. These statements are subject to a number of risks and uncertainties, including risks and uncertainties related to the COVID-19 virus and further economic and market disruptions resulting from COVID-19; further adverse changes or fluctuations in the global economy; further adverse fluctuations in our industry; foreign exchange fluctuations; changes in the current global trade regulatory environment; fluctuations in customer demands and markets; fluctuations in demand for NI products including orders from NI’s large customers; component shortages; delays in the release of new products; NI’s ability to effectively manage its operating expenses; manufacturing inefficiencies and the level of capacity utilization; the impact of any recent or future acquisitions or divestitures by NI (including the ability to successfully operate or integrate the acquired company’s business into NI, the ability to retain and integrate the acquired company’s employees into NI, and the ability to realize the expected benefits of the acquisition); expense overruns; and adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results. The company directs readers to its Form 10-K for the year ended Dec. 31, 2019, its Form 10-Q for the quarter ended March 31, 2020 and the other documents it files with the SEC for other risks associated with the company’s future performance. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in our forward-looking statements.

All information in this release is as of the date above. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

About NI
At NI, we bring together the people, ideas and technology so forward thinkers and creative problem solvers can take on humanity’s biggest challenges. From data and automation to research and validation, we provide the tailored, software-connected systems engineers and enterprises need to Engineer Ambitiously™ every day. (NATI-F)]

LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	June 30,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$471,205	$194,616
Short-term investments	137,104	237,983
Accounts receivable, net	211,766	248,872
Inventories, net	209,928	200,410
Prepaid expenses and other current assets	65,817	65,477
Total current assets	1,095,820	947,358

Property and equipment, net	247,548	243,717
Goodwill	255,153	262,242
Intangible assets, net	68,975	84,083
Operating lease right-of-use assets	63,895	70,407
Restricted cash	70,000	-
Other long-term assets	48,424	44,082
Total assets	$1,849,815	$1,651,889

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$53,247	$52,192
Accrued compensation	44,431	47,732
Deferred revenue - current	113,785	131,445
Operating lease liabilities - current	13,583	13,431
Other taxes payable	39,477	40,607
Debt, current	3,500	-
Other current liabilities	66,818	20,716
Total current liabilities	334,841	306,123

Deferred income taxes	16,258	14,065
Liability for uncertain tax positions	6,808	6,652
Income tax payable - non-current	61,628	69,151
Deferred revenue - non-current	32,468	33,480
Operating lease liabilities - non-current	34,655	40,650
Debt, noncurrent	85,020	-
Other long-term liabilities	8,498	5,418
Total liabilities	$580,176	$475,539

Stockholders' equity:
Common stock	1,314	1,305
Additional paid-in capital	993,058	953,578
Retained earnings	299,132	242,537
Accumulated other comprehensive loss	(23,865)	(21,070)
Total stockholders' equity	1,269,639	1,176,350
Total liabilities and stockholders' equity	$1,849,815	$1,651,889

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Net sales:
Product	$266,261	$299,798	$540,239	$577,500
Software maintenance	35,068	34,433	70,470	67,805
Total net sales	301,329	334,231	610,709	645,305

Cost of sales:
Product	83,795	81,741	165,866	155,929
Software maintenance	2,106	2,025	3,796	3,912
Total cost of sales	85,901	83,766	169,662	159,841

Gross profit	215,428	250,465	441,047	485,464
	71.5%	74.9%	72.2%	75.2%
Operating expenses:
Sales and marketing	105,419	120,868	221,165	238,419
Research and development	64,225	68,257	135,846	134,423
General and administrative	29,369	29,044	55,549	56,927
Total operating expenses	199,013	218,169	412,560	429,769
Gain on sale of business	-	-	159,753	-
Operating income	16,415	32,296	188,240	55,695
Other income (expense):	(1,143)	555	(583)	3,131
Income before income taxes	15,272	32,851	187,657	58,826
Provision for income taxes	4,383	4,159	44,113	6,914
Net income	$10,889	$28,692	$143,544	$51,912

Basic earnings per share	$0.08	$0.22	$1.10	$0.39
Diluted earnings per share	$0.08	$0.22	$1.09	$0.39

Weighted average shares outstanding -
Basic	131,014	132,062	130,813	132,156
Diluted	131,602	132,973	131,499	133,172

Dividends declared per share	$0.26	$0.25	$0.52	$0.50

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Six Months Ended June 30,
	2020	2019

Cash flow from operating activities:
Net income	$143,544	51,912
Adjustments to reconcile net income to net cash provided by operating activities:
Disposal gain on sale of business	(159,753)	-
Depreciation and amortization	38,341	35,984
Stock-based compensation	27,335	24,662
Deferred income taxes	2,711	2,268
Net change in operating assets and liabilities	49,320	(26,189)
Net cash provided by operating activities	101,498	88,637

Cash flow from investing activities:
Capital expenditures	(25,362)	(26,048)
Proceeds from sale of business, net of cash divested	160,266	-
Capitalization of internally developed software	(3,108)	(4,497)
Additions to other intangibles	(630)	(487)
Acquisitions of equity-method investments	-	(9,784)
Purchases of short-term investments	(206,330)	(91,777)
Sales and maturities of short-term investments	306,955	117,108
Net cash provided by (used by) investing activities	231,791	(15,485)

Cash flow from financing activities:
Proceeds from revolving loan facility	20,000	-
Proceeds from term loan	70,000	-
Debt issuance costs	(1,480)	-
Proceeds from issuance of common stock	17,252	17,645
Repurchase of common stock	(23,680)	(92,375)
Dividends paid	(68,156)	(66,067)
Net cash provided by (used by) financing activities	13,936	(140,797)

Impact of changes in exchange rates on cash	(636)	20

Net change in cash, cash equivalents and restricted cash	346,589	(67,625)
Cash, cash equivalents and restricted cash at beginning of period	194,616	259,386
Cash, cash equivalents and restricted cash at end of period	$541,205	191,761

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, capitalization and amortization of internally developed software costs, restructuring charges and gain on sale of business that were recorded in the line items indicated below (unaudited) (in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2020	2019	2020	2019
Stock-based compensation
Cost of sales	$932	$890	$1,736	$1,683
Sales and marketing	6,467	5,140	11,642	9,515
Research and development	4,428	4,379	7,947	7,929
General and administrative	3,404	3,219	6,008	5,535
Provision for income taxes	(2,905)	(3,940)	(4,406)	(5,776)
Total	$12,326	9,688	22,927	18,886

Amortization of acquisition intangibles
Cost of sales	$635	$841	$1,381	$1,692
Sales and marketing	480	494	966	993
Research and development	28	28	55	56
Other expense (income)	117	162	241	162
Provision for income taxes	(133)	(192)	(290)	(386)
Total	$1,127	$1,333	$2,353	$2,517

Acquisition transaction costs, restructuring charges, and other
Cost of sales	$-	$-	$20	$-
Sales and marketing	1,239	3,153	7,612	5,296
Research and development	147	311	4,816	656
General and administrative	3,399	616	2,385	1,528
Gain on sale of business(1)	-	-	(159,753)	-
Other expense (income)	-	-	128	-
Provision for income taxes	(78)	(1,010)	34,676	(1,850)
Total	$4,707	$3,070	$(110,116)	$5,630
(1): During the first quarter of 2020, the company recognized a gain of $160 million related to the divestiture of AWR, presented within "Gain on sale of business".

Capitalization and amortization of internally developed software costs
Cost of sales	$7,144	$6,537	$14,226	$13,119
Research and development	(1,181)	(2,218)	(3,095)	(4,497)
Provision for income taxes	(1,252)	(907)	(2,337)	(1,811)
Total	$4,711	$3,412	$8,794	$6,811

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$215,428	$250,465	$441,047	$485,464
Stock-based compensation	932	890	1,736	1,683
Amortization of acquisition intangibles	635	841	1,381	1,692
Acquisition transaction costs, restructuring charges and other	-	-	20	-
Amortization of internally developed software costs	7,144	6,537	14,226	13,119
Non-GAAP gross profit	$224,139	$258,733	$458,410	$501,958
Non-GAAP gross margin	74.4%	77.4%	75.1%	77.8%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$199,013	$218,169	$412,560	$429,769
Stock-based compensation	(14,299)	(12,738)	(25,597)	(22,979)
Amortization of acquisition intangibles	(508)	(522)	(1,021)	(1,049)
Acquisition transaction costs, restructuring charges and other	(4,785)	(4,080)	(14,813)	(7,480)
Capitalization of internally developed software costs	1,181	2,218	3,095	4,497
Non-GAAP operating expenses	$180,602	$203,047	$374,224	$402,758

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$16,415	$32,296	$188,240	$55,695
Stock-based compensation	15,231	13,628	27,333	24,662
Amortization of acquisition intangibles	1,143	1,363	2,402	2,741
Acquisition transaction costs, restructuring charges and other	4,785	4,080	14,833	7,480
Net amortization of internally developed software costs	5,963	4,319	11,131	8,622
Gain on sale of business(1)	-	-	(159,753)	-
Non-GAAP operating income	$43,537	$55,686	$84,186	$99,200
Non-GAAP operating margin	14.4%	16.7%	13.8%	15.4%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$15,272	$32,851	$187,657	$58,826
Stock-based compensation	15,231	13,628	27,333	24,662
Amortization of acquisition intangibles	1,260	1,525	2,643	2,903
Acquisition transaction costs, restructuring charges and other	4,785	4,080	14,961	7,480
Net amortization of internally developed software costs	5,963	4,319	11,131	8,622
Gain on sale of business(1)	-	-	(159,753)	-
Non-GAAP income before income taxes	$42,511	$56,403	$83,972	$102,493

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$4,383	$4,159	$44,113	$6,914
Stock-based compensation	2,905	3,940	4,406	5,776
Amortization of acquisition intangibles	133	192	290	386
Acquisition transaction costs, restructuring charges and other	466	1,010	2,083	1,850
Net amortization of internally developed software costs	1,252	907	2,337	1,811
Gain on sale of business(1)	(388)	-	(36,759)	-
Non-GAAP provision for income taxes	$8,751	$10,208	$16,470	$16,737
(1): During the first quarter of 2020, the company recognized a gain of approximately $160 million related to the divestiture of AWR, presented within "Gain on sale of business".

Reconciliation of GAAP Net Income, Diluted EPS, and Revenue to Non-GAAP Net Income, Non-GAAP Diluted EPS, EBITDA, and Organic Revenue (Non-GAAP)
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Net income, as reported	$10,889	$28,692	$143,544	$51,912
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	12,326	9,688	22,927	18,886
Amortization of acquisition intangibles, net of tax effect	1,127	1,333	2,353	2,517
Acquisition transaction costs, restructuring charges and other, net of tax effect	4,319	3,070	12,878	5,630
Net amortization of internally developed software costs, net of tax effect	4,711	3,412	8,794	6,811
Gain on sale of business(1), net of tax effect	388	0	(122,994)	0
Non-GAAP net income	$33,760	$46,195	$67,502	$85,756
Non-GAAP net margin	11.2%	13.8%	11.1%	13.3%

Diluted EPS, as reported	$0.08	$0.22	$1.09	$0.39
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.09	0.07	0.17	0.14
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01	0.02	0.02
Impact of acquisition transaction costs and restructuring charges, net of tax effect	0.04	0.02	0.10	0.04
Impact of net amortization of internally developed software costs, net of tax effect	0.04	0.03	0.07	0.05
Impact of gain on sale of business(1), net of tax effect	-	-	(0.94)	-
Non-GAAP diluted EPS	$0.26	$0.35	$0.51	$0.64
(1): During the first quarter of 2020, the company recognized a gain of approximately $160 million related to the divestiture of AWR, presented within "Gain on sale of business".

Weighted average shares outstanding - Diluted	131,602	132,973	131,499	133,172

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income, as reported	$10,889	$28,692	$143,544	$51,912
Adjustments to reconcile net income to EBITDA:
Interest income, net	(945)	(2,012)	(3,168)	(4,232)
Tax expense	4,383	4,159	44,113	6,914
Depreciation and amortization	19,076	17,972	38,341	35,984
EBITDA	$33,403	$48,811	$222,830	$90,578
Weighted average shares outstanding - Diluted	131,602	132,973	131,499	133,172

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2020	2019	Percent Inc/(Dec)	2020	2019	Percent Inc/(Dec)
GAAP Revenue	301,329	334,231	(10)%	610,709	645,305	(5)%
less: Net sales from acquisitions or divestitures closed within the last twelve months	-	(7,961)		(1,337)	(15,562)
Organic Revenue (non-GAAP)	301,329	326,270	(8)%	609,372	629,743	(3)%

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS Guidance
(unaudited)
	Three Months Ended
	September 30, 2020

	Low	High
GAAP Diluted EPS, guidance	$(0.09)	$0.05
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Impact of stock-based compensation, net of tax effect	0.09	0.09
Impact of amortization of acquisition intangibles and deferred revenue purchase accounting adjustments(1), net of tax effect	0.05	0.05
Impact of acquisition transaction and integration costs, restructuring charges, and other, net of tax effect	0.06	0.06
Impact of net amortization of software development costs, net of tax effect	0.03	0.03
Non-GAAP Diluted EPS, guidance	$0.14	$0.28
(1): The Company has not yet completed its preliminary purchase price allocation of certain acquired intangible assets and deferred revenue related to the OptimalPlus transaction. The amounts provided in the table above reflect the current best estimate based on a range of assumptions.

Reconciliation of GAAP Revenue to Non-GAAP Revenue and Organic Revenue (Non-GAAP), Guidance
(unaudited)
	Three Months Ended
	September 30,
	2020	2019	Percent Inc/(Dec)
	(midpoint)
GAAP Revenue, guidance	$303,000	$340,442	(11)%
plus: Impact of purchase accounting adjustments(1)	2,000	0
Non-GAAP Revenue, guidance	$305,000	$340,442	(10)%
less: Net sales from acquisitions closed within the last twelve months	(4,000)	-
less: Net sales from divestitures closed within the last twelve months	-	(7,833)
Organic Revenue (Non-GAAP), guidance	$301,000	$332,609	(10)%
(1): The Company has not yet completed its preliminary purchase price allocation of certain acquired intangible assets and deferred revenue related to the OptimalPlus transaction. The amounts provided in the table above reflect the current best estimate based on a range of assumptions.